UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 14, 2008, the Company entered into a Securities Purchase Agreement with twenty-nine accredited investors pursuant to which the Company agreed to sell to the investors an aggregate of (i) 8,524,669 shares of the Company’s common stock at a purchase price of $0.60 per share. The investors also received three year warrants to purchase an aggregate of 4,262,337 shares of common stock at an exercise price of $0.90 per share. The aggregate gross proceeds raised were approximately $5 Million. The Company paid $85,000 to one individual as a finders fee and issued an aggregate of 143,333 shares to four other individuals as finders fees in connection with the private placement.

A copy of the press release issued by the Company announcing the completion of the private placement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The securities issued in this private placement transaction were issued only to accredited investors (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and thus subject to exemption from registration under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering.

A form of Securities Purchase Agreement and a form of Warrant are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant certificate
99.1	Press Release, dated July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: July 15, 2008
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director